Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-261257 on Form S-8 of our reports dated March 27, 2024 relating to the financial statements of Telesat Corporation (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

March 27, 2024